EXHIBIT 10.15
FIRST AMENDMENT TO THE
SMITH INTERNATIONAL, INC.
EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN
(Effective as of January 1, 2006)
W I T N E S S E T H
     WHEREAS, Smith International, Inc. (the “Company”) maintains the Smith International, Inc. Executive Officer Annual Incentive Plan (the “Plan”) for the purpose of providing bonus incentives to executives officers of the Company; and
     WHEREAS, pursuant to Article IX of the Plan, the Compensation and Benefits Committee of the Board of Directors of the Company (the “Compensation Committee”) has reserved the right to amend the Plan at any time; and
     WHEREAS, the Compensation Committee now desires to amend the Plan to eliminate or clarify certain cross-references therein;
     NOW, THEREFORE, effective as of January 1, 2006, the Plan is hereby amended by this First Amendment thereto, as follows:
1.	Section 1.2 of the Plan is revised to completely eliminate and remove the reference therein to Section 8.3 of the Plan.

2.	Section 1.7 of the Plan is revised to change the references therein to Section 1.6 to Section 1.7.
     IN WITNESS WHEREOF, this First Amendment to the Plan is hereby executed on this 17th day of October, 2006, to be effective as of January 1, 2006.

ATTEST:		SMITH INTERNATIONAL, INC.

By:	/s/ PAMELA L. KUNKEMOELLER	By:	/s/ RICHARD E. CHANDLER, JR.

Name:	Pamela L. Kunkemoeller	Name:	Richard E. Chandler, Jr.
Title:	Senior Corporate Counsel and Assistant Secretary	Title:	Senior Vice President, General Counsel and Secretary

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